UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

WESTERN SIZZLIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13650	86-0723400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Albemarle Ave SE, Roanoke, Virginia		24013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-3195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Western Sizzlin Corporation (“Western”) announced today that it has commenced the mailing of a definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) in connection with the proposed acquisition of Western by The Steak n Shake Company (“Steak n Shake”).  The Proxy Statement/Prospectus is being mailed, along with all documents incorporated therein by reference, to all holders of Western’s common stock identified as of the close of business on February 17, 2010, which is the record date set by Western’s board of directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting of Western’s stockholders relating to the proposed transaction.

At the special meeting, which will be held on March 22, 2010 at 1:30 p.m., local time, at the Plaza Club, located at 100 West Houston Street, Ste. 2100, San Antonio, Texas 78205, Western’s stockholders will be asked to consider and vote on the adoption of the Agreement and Plan of Merger, dated as of October 22, 2009, among Steak n Shake, a wholly-owned subsidiary of Steak n Shake, and Western, which provides for a merger in which Western will become a private company and a wholly-owned subsidiary of Steak n Shake (the “Merger”). The Merger is expected to be completed as soon as practicable after the special meeting.  The Merger is subject to customary closing conditions, including the requisite approval by holders of Western’s common stock at the special meeting.

Western also announced today that, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market LLC (“NASDAQ”), it has provided written notice to NASDAQ of its intent to delist its common stock from NASDAQ in connection with the Merger.  Western intends to file a Form 25 with the SEC on or about March 19, 2010 to effect the delisting and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of its common stock.  By operation of law, the delisting will be effective ten days after this filing, unless the Form 25 is earlier withdrawn by Western. Following the consummation of the Merger, if completed, Western also intends to file a Form 15 with the SEC to deregister its common stock under Sections 12(b) and 12(g) of the Exchange Act and to suspend the reporting obligations of Western under Sections 13 and 15(d) of the Exchange Act.

Additional Information:

In connection with the proposed Merger, Steak n Shake filed the Proxy Statement/Prospectus with the SEC pursuant to Rule 424 on March 5, 2010, which formed a part of the Registration Statement on Form S-4 (SEC File No. 333-163192) that has been declared effective by the SEC.  The Proxy Statement/Prospectus, along with all documents incorporated therein by reference and a proxy card, are being mailed on or about March 8, 2010 to holders of Western’s common stock identified as of February 17, 2010. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND THE ACCOMPANYING MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT STEAK N SHAKE, WESTERN, THE MERGER AND RELATED MATTERS.  You may obtain copies of all documents filed with the SEC regarding this transaction, including the Proxy Statement/Prospectus, free of charge at the SEC’s website, www.sec.gov, or by directing a request to Western Sizzlin Corporation, 401 Albemarle Ave SE, Roanoke, Virginia 24013, Attention: Robyn Mabe, or by telephone at (540) 345-3195, or by directing a request to Western’s proxy solicitor, Morrow & Co., LLC 470 West Avenue – 3rd Floor, Stamford, CT 06902 or by calling Morrow & Co. at (800) 607-0088 (toll free) or (203) 658-9400 (call collect).

Participants in the Solicitation:

 Steak n Shake, Western and Western’s directors and officers may be deemed to be participants in the solicitation of proxies from Western’s stockholders in connection with the proposed Merger.  Information about the respective directors and executive officers of Western and Steak n Shake is set forth in the Proxy Statement/Prospectus. Western’s stockholders may obtain additional information about the direct and indirect interests of the participants in the solicitation, by security holdings or otherwise, by reading the Proxy Statement/Prospectus.

Forward-Looking Statements:

Certain statements in this current report on Form 8-K are forward-looking statements, including statements relating to the anticipated time of completion of the Merger. These forward-looking statements are subject to certain risks and uncertainties, such as Western’s inability to obtain the vote necessary to approve the Merger, possible termination of the Agreement and Plan of Merger and other risks disclosed in the Proxy Statement/Prospectus.

Item 8.01.	Other Events.

On March 8, 2010, Western issued a press release regarding the matters set forth in Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
99.1	Press release, dated March 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2010

WESTERN SIZZLIN CORPORATION

	By:	/s/ Robyn B. Mabe
		Name:	Robyn B. Mabe
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated March 8, 2010